AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                      FOR
                                DENNIS E. FOSTER

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                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
RECITALS

Section 1.  Term of Employment...............................................2

Section 2.  Position and Responsibilities....................................2

Section 3.  Standard of Care.................................................2

Section 4.  Compensation.....................................................3

         4.1.     Base Salary................................................3
         4.2.     Short-Term Incentives......................................3
         4.3.     Long-Term Incentives.......................................3
         4.4.     Bonuses....................................................4
         4.5.     Supplemental Retirement Benefits...........................4
         4.6.     Employee Benefits..........................................6
         4.7.     Retiree Medical Benefits...................................6
         4.8.     Perquisites................................................7
         4.9.     Right to Change Plans......................................7
         4.10.    Effect on Other Arrangements...............................7

Section 5.  Expenses.........................................................7

Section 6.  Employment Terminations..........................................8

         6.1.     Termination by Reason of Expiration of Term................8
         6.2.     Termination Due to Death...................................8
         6.3.     Termination Due to Disability..............................9
         6.4.     Termination by ALLTEL Other Than for Cause.................10
         6.5.     Termination by the Executive for Good Reason...............12
         6.6.     Voluntary Termination by the Executive Other
                    Than for Good Reason.....................................12
         6.7.     Termination for Cause......................................13
         6.8.     Protective Covenants By the Executive......................15
                  (i)      Return of Property................................15
                  (ii)     Non-Disclosure....................................15
                  (iii)    Non-Interference..................................15
                  (iv)     Non-Competition...................................16
                  (v)      Harmful Statements................................16
                  (vi)     Resignations......................................16
                  (vii)    Challenge to Validity.............................16

         6.9.     Specific Performance; Other Remedies.......................17

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Section 7.  Excise Taxes.....................................................17

Section 8.  Consulting Services..............................................20

Section 9.  Assignment.......................................................21

         9.1.     Assignment by the Company and ALLTEL.......................21
         9.2.     Assignment by the Executive................................22

Section 10.  Dispute Resolution and Notice...................................22

         10.1     Dispute Resolution.........................................22
         10.2     Notice   ..................................................23

Section 11.  Miscellaneous ..................................................23

         11.1.    Entire Agreement...........................................23
         11.2.    Modification...............................................23
         11.3.    Severability...............................................23
         11.4.    Counterparts...............................................23
         11.5.    Withholding................................................23
         11.6.    Assumption by ALLTEL.......................................24
         11.7.    Matters Related to Prior Agreement.........................24

Section 12.  Construction....................................................24

Section 13.  Governing Law...................................................24

EXHIBIT A....................................................................26

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                              AMENDED AND RESTATED
                   EMPLOYMENT AGREEMENT FOR DENNIS E. FOSTER


         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (hereinafter referred to as this "Agreement") is made, entered into, and is effective as of August 1, 1998, by and among 360 Communications Company, a Delaware corporation (hereinafter referred to as the "Company"), ALLTEL Corporation, a Delaware corporation (hereinafter referred to as "ALLTEL"), and Dennis E. Foster (hereinafter referred to as the "Executive").

         WHEREAS, the Executive is presently employed by the Company pursuant to an Employment Agreement dated March 9, 1996, as amended (hereinafter referred to as the "Prior Agreement"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 16, 1998 among ALLTEL, Pinnacle Merger Sub, Inc. (hereinafter referred to as "Merger Sub"), and the Company (hereinafter referred to as the "Merger Agreement"), Merger Sub has merged with and into the Company (hereinafter referred to as the "Merger"), and the Company has become a wholly-owned subsidiary of ALLTEL; and

         WHEREAS, in connection with the Merger Agreement and the Merger, ALLTEL has assumed and agreed to perform the Company's obligations under the Prior Agreement; and

         WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company and its industry, its policies, methods, personnel, and operations; and

         WHEREAS, ALLTEL recognizes that the Executive has demonstrated unique qualifications to act in an executive capacity; and

         WHEREAS, ALLTEL believes that the retention of the Executive in the employ of the Company, or ALLTEL, or one of ALLTEL's other affiliates, is of great importance to the accomplishment of ALLTEL's objectives and that Executive has had and will have access to confidential and proprietary information and any disclosure thereof or competition by the Executive would be detrimental to the best interests of ALLTEL and its affiliates; and

         WHEREAS, ALLTEL is desirous of assuring the continued employment of the Executive, and the Executive is desirous of continued employment, on the terms set forth herein, and the Executive has agreed to the relocation of his principal office to Little Rock, Arkansas;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Prior Agreement is hereby amended and restated in its entirety, effective beginning as of August 1, 1998, to provide as follows:

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Section 1.  Term of Employment

         ALLTEL shall employ the Executive, and may cause the Company or another direct or indirect subsidiary of ALLTEL (ALLTEL and the Company and all other entities that are direct or indirect subsidiaries of ALLTEL from time to time are hereinafter sometimes referred to collectively as the "ALLTEL Group") to employ the Executive, for a term of twenty-three months beginning as of August 1, 1998 and ending on June 30, 2000, and the Executive shall continue his employment for such term in accordance with the terms and conditions set forth herein (subject to earlier termination as provided in Section 6 (Employment Terminations)).

Section 2.  Position and Responsibilities

         During the term of this Agreement, the Executive shall perform those duties for and have those responsibilities with the ALLTEL Group that are consistent with the duties of a senior executive of ALLTEL as may be determined from time to time by ALLTEL's Chief Executive Officer. During the term of this Agreement, the Executive shall be and hold the title of Vice Chairman of ALLTEL.

Section 3.  Standard of Care

         During the term of his employment under this Agreement, the Executive agrees to devote substantially his full business time, attention, and energies to the business of the ALLTEL Group and agrees that he shall not be engaged in any other business activity, if such business activity is pursued for gain, profit, or other pecuniary advantage. (Notwithstanding the preceding sentence, it is understood that the Executive has interests in race horses, and the maintenance of such interests and the pursuit of business activities related thereto shall not be deemed a violation of the preceding sentence if it does not interfere with the performance of his duties hereunder.) The Executive may serve as a director of such civic, charitable and educational boards as do not interfere with the performance of his duties hereunder. The Executive may serve as a director of other businesses so long as such service is not injurious to the ALLTEL Group, does not violate any provision of Section 6.8 (Protective Covenants By the Executive), and is preapproved by ALLTEL's Chief Executive Officer. Membership on the board of directors of Salient 3 Communications, Inc. shall be deemed to satisfy the requirements of the immediately preceding sentence. The Executive covenants, warrants, and represents that during the term of his employment hereunder he shall:

         (i) Devote his full and best efforts to the fulfillment of his employment obligations hereunder;

         (ii) Exercise the highest degree of loyalty to the ALLTEL Group and the highest standards of conduct in the performance of his duties; and

         (iii) Do nothing which intentionally harms, in any way, the business or reputation of any member of the ALLTEL Group.


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         Subject to the limitations contained in Section 6.8 (Protective
Covenants By the Executive), this Section 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services on the board of directors or in the daily operations of the affairs of the entities in which such investments are made.

Section 4.  Compensation

         As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, and except as otherwise provided in this Agreement, ALLTEL shall pay or provide, or cause the Company or another member of the ALLTEL Group to pay or provide, to the Executive the following:

         4.1. Base Salary. Executive shall receive a base salary at a rate which shall be established from time to time by ALLTEL's Board of Directors (hereinafter referred to as "ALLTEL's Board") or the Compensation Committee of ALLTEL's Board (hereinafter referred to as "ALLTEL's Compensation Committee") in its sole and complete discretion, except that the Executive's base salary shall be at a rate of not less than Six Hundred Thousand Dollars ($600,000) per annum. This base salary shall be paid to the Executive in installments throughout the year, consistent with the normal payroll practices of ALLTEL. The Executive's base salary may be reviewed periodically to ascertain whether, in the judgment of ALLTEL's Board or ALLTEL's Compensation Committee, the Executive's base salary should be increased. If so increased, the base salary as stated above shall, likewise, be increased for all purposes of this Agreement. Once so increased, the Executive's rate of base salary shall not be decreased.

         4.2. Short-Term Incentives. ALLTEL shall provide the Executive the opportunity to earn an annual incentive for the incentive plan years ending December 31, 1998 and December 31, 1999, respectively, payable in cash or such other form as may be available to senior executives of the ALLTEL Group generally, at a level which is commensurate with the then-current compensation philosophies of ALLTEL's Board or ALLTEL's Compensation Committee. The Executive's annual target incentive opportunity shall not be less than 75 percent of the Executive's then-current annual rate of base salary. The performance goals on which the annual incentive is based will be established and communicated in the manner provided in the corresponding incentive plan. The goals shall be established at levels that are thought to be reasonably ascertainable, though not certain of attainment. For the period August 1, 1998 through December 31, 1998, the Executive's annual incentive award shall be prorated to reflect the fact that he was not a participant in the ALLTEL Corporation Performance Incentive Compensation Plan for the entire 1998 calendar year by multiplying the award he would otherwise be entitled to receive by 41.67 percent. Nothing in this Section 4.2 shall be construed as obligating ALLTEL to refrain from changing or amending the underlying annual incentive plan, so long as such changes are similarly applicable to senior executives of ALLTEL generally, and so long as the Executive's annual target incentive percentage opportunity is not decreased.

         4.3. Long-Term Incentives. ALLTEL shall provide the Executive an annual opportunity to earn a long-term incentive award under the ALLTEL Corporation Long-Term Performance Incentive Plan for the plan cycles ending December 31, 1998 and December 31, 1999, respectively, with a target incentive opportunity of

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not less than 60 percent of average year-end base salary. The Executive shall not be subject to any eligibility requirements or waiting periods for the plan cycles 1996 through 1998 and 1997 through 1999 and shall be treated as if he were a participant in the ALLTEL Corporation Long-Term Performance Incentive Plan beginning January 1, 1996 and January 1, 1997, respectively. Nothing in this Section 4.3 shall be construed as obligating ALLTEL to refrain from changing or amending the underlying long-term incentive plan, so long as such changes are similarly applicable to senior executives of ALLTEL generally and the Executive's target incentive percentage opportunity is not decreased.

         4.4. Bonuses. ALLTEL shall pay or cause one of the other members of the ALLTEL Group to pay to the Executive a bonus in the amount of $1,000,000 on or before August 31, 1998. If the Executive has remained an employee of one or more members of the ALLTEL Group continuously from the date hereof through August 1, 1999, ALLTEL also shall pay or cause one of the other members of the ALLTEL Group to pay to the Executive a bonus in the amount of $2,000,000 on August 1, 1999.

         4.5. Supplemental Retirement Benefits. The Executive has been provided under the Prior Agreement with supplemental retirement benefits (and Supplemental Retirement Credits as defined under the Prior Agreement), for which he is fully vested and to which he retains all rights in accordance with this Agreement and which shall be taken into account for purposes of this Section 4.5, and the Executive will be provided with supplemental retirement benefits as described in this Section 4.5. On no less than an annual basis for each calendar year (prior to 2000) during all of which the Executive has remained an employee of one or more members of the ALLTEL Group, and in any event by March 31 following each calendar year end (prior to 2000) on which the Executive has remained an employee of one or more members of the ALLTEL Group, the Executive shall be credited with a "Supplemental Retirement Credit." The amount of the Supplemental Retirement Credit shall be determined in accordance with the provisions of Exhibit A hereto and shall be credited to an account (hereinafter referred to as the "Supplemental Retirement Account") on the records of the Company. On June 30, 2000, if the Executive has remained an employee of one or more members of the ALLTEL Group continuously from the date hereof through June 30, 2000, or on the date of the Executive's employment termination, if the Executive's employment terminates prior to June 30, 2000, as provided in Section
6.2 (Termination Due to Death) or as provided in Section 6.3 (Termination Due to Disability), in addition to the other credits under this Section 4.5, the Supplemental Retirement Account shall be credited on June 30, 2000 or, on the date of the Executive's employment termination under Section 6.2 (Termination Due to Death), Section 6.3 (Termination Due to Disability), Section 6.4 (Termination by ALLTEL Other than For Cause), or Section 6.5 (Termination by Executive for Good Reason), as the case may be, with a Supplemental Retirement Credit in the amount of $5,000,000 less the total amount of the other Supplemental Retirement Credits occurring after June 30, 1998 (hereinafter referred to as the "Additional Supplemental Retirement Credit"). At the time of each Supplemental Retirement Credit occurring after June 30, 1998 under this
Section 4.5, the Company or ALLTEL shall deposit or cause to be deposited in a so-called "rabbi trust" (as described below), which has been established by the Company under the Prior Agreement, an amount equal to that Supplemental Retirement Credit. The Supplemental Retirement Account shall be credited with earnings through the date of payment or forfeiture at a rate designated in advance by the Executive from among at least four alternate rates designated by

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the Company or ALLTEL. The Executive shall be permitted to change his designation of earnings rates, subject to such terms and conditions as the Company or ALLTEL may impose, except that the Executive shall be permitted to change such designation at least once per calendar quarter.

         Any tax obligations (FICA or otherwise) arising from the crediting, vesting, or payments of the Supplemental Retirement Account shall be the responsibility of the Executive, except as may otherwise be provided in Section 7 (Excise Taxes).

         The obligation to pay the Executive the amount in his Supplemental Retirement Account shall be an unfunded, unsecured obligation of the Company and ALLTEL, and the Company has established and the Company or ALLTEL will continue to maintain a so-called "rabbi trust" as described in Revenue Procedure 92-64 to which it has contributed, and the Company or ALLTEL will continue to contribute, amounts when and as such amounts are credited to the Executive's Supplemental Retirement Account as Supplemental Retirement Credits. The Executive shall take any action with respect to the "rabbi trust" as may be reasonably requested by ALLTEL, including but not limited to, amendments to the "rabbi trust" agreement, to reflect changes to the Prior Agreement made by this Agreement, the Company having become a wholly-owned subsidiary of ALLTEL, or to ensure that ALLTEL or the Company can receive any assets remaining in the "rabbi trust" after the supplemental retirement benefits provided for under this Agreement have been fully paid or are no longer payable in accordance with this Agreement.

         In the event of a termination of the Executive's employment prior to June 30, 2000 under Section 6.4 (Termination by ALLTEL Other Than for Cause) or under Section 6.5 (Termination by the Executive for Good Reason), the Company or ALLTEL shall, within 60 days thereafter, deposit in the "rabbi trust" an amount required to make the value of the assets held in the rabbi trust equal to the balance of the Executive's Supplemental Retirement Account based upon actual compensation through the date of termination of the Executive's employment for Good Reason or the date of termination of Executive's employment other than for Cause, as applicable.

         Except as provided below, the payment of the balance in the Supplemental Retirement Account shall be made in five substantially equal annual installments, calculated as set forth in the following paragraph, with the first payment being made within 90 calendar days after the Executive's termination of employment under this Agreement, and subsequent annual installments shall be made on successive anniversary dates of the first payment.

         The first payment will be in the amount of the entire balance in the Supplemental Retirement Account, determined as of immediately prior to such payment, multiplied by one-fifth. The second annual payment will be in the amount of the balance in the Supplemental Retirement Account, determined as of immediately prior to such payment, multiplied by one-fourth, with the third, fourth, and fifth payments computed similarly using the respective ratios of one-third, one-half, and one.

         A written election may be made by the Executive any time, but more than one year prior to commencement of the payment, to elect to receive benefits in a cash lump sum payment or in any other form of cash payment reasonably acceptable to ALLTEL, except that the Company or ALLTEL reserves the right to make payment

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of all or any portion of the Executive's Supplemental Retirement Account balance in a lump sum in the event of the Executive's death or Disability.

         Notwithstanding the foregoing provisions of this Section 4.5 or any other provision of this Agreement, unless the Executive remains an employee of one or more members of the ALLTEL Group continuously from the date hereof through June 30, 2000, the Executive's employment terminates under Section 6.2 (Termination Due to Death), the Executive's employment terminates under Section
6.3 (Termination Due to Disability), the Executive's employment terminates under
Section 6.4 (Termination by ALLTEL Other Than for Cause), or the Executive's employment terminates under Section 6.5 (Termination by the Executive for Good Reason), the Executive's supplemental retirement benefits under this Section 4.5 shall be determined, calculated, and paid as if no Supplemental Retirement Credits, including but not limited to the Additional Supplemental Retirement Credit, occurring after June 30, 1998, had been credited to the Supplemental Retirement Account.

         The supplemental retirement benefits provided for in this Section 4.5 are in full replacement and cancellation of the Executive's benefits under the Sprint Key Management Benefit Plan.

         4.6. Employee Benefits. During the term of this Agreement, and subject to the terms of each of the respective plans, the Executive shall be eligible for all benefits for which other persons who were senior executives of the Company on August 1, 1998 are eligible based on employment with the ALLTEL Group and for other benefit plans, if any, that ALLTEL's Compensation Committee or ALLTEL's Board, in its sole discretion, considers appropriate, except that the Executive shall not participate in the ALLTEL Corporation Pension Plan and the Executive shall not have any entitlement by reason of this Agreement to participate in any plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), or any other plan providing for deferred compensation, or any plan providing for stock options or restricted or phantom stock or other equity based incentives.

         The Executive shall be entitled to paid vacation in accordance with the policy of the ALLTEL Group with regard to vacations of senior executives of ALLTEL. In applying this policy, the Executive shall be given credit for prior service with the Company and with Sprint Corporation.

         4.7.  Retiree Medical Benefits.

         (i) In the event the Executive's employment under this Agreement is terminated under Section 6.1 (Termination by Reason of Expiration of Term),
Section 6.2 (Termination Due to Death), Section 6.3 (Termination Due to Disability), Section 6.4 (Termination By ALLTEL Other Than for Cause), or
Section 6.5 (Termination by the Executive for Good Reason), then upon the Executive's termination of employment, ALLTEL shall provide, or cause another member of the ALLTEL Group to provide, the medical benefits described below. (Retiree medical benefits will not be provided in the event the Executive's

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employment hereunder is terminated under Section 6.6 (Voluntary Termination by the Executive Other Than for Good Reason) or Section 6.7 (Termination for
Cause)).

         (ii) The retiree medical benefits will be provided to the Executive and the spouse to whom he was married on March 9, 1996, for his life and the life of the foregoing spouse, except that such benefits will not be provided to the spouse (other than as may be required under Sections 601 through 607 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) following a divorce or legal separation.

         (iii) Such retiree medical benefits will be provided at the same coverage levels and cost to the Executive and his spouse for the employee-paid portion of the premium and co-payments as may from time to time be made available to senior executive employees of the ALLTEL Group who are actively employed (with a reduction in such amount equal to the amount paid, or expected to be paid, by Medicare). Thus, the Executive's benefits and those of his spouse may be changed (or even terminated) to the extent that the active employees' plan(s) is (are) modified (or terminated).

         (iv) ALLTEL reserves the right to provide or cause one of the other members of the ALLTEL Group to provide the Executive a cash equivalent benefit for the Executive to obtain independently the retiree medical benefits to which he would otherwise be entitled under this Section 4.7. In such case, ALLTEL in good faith shall make the determination of the amount of this cash equivalent on the basis consistent with Financial Accounting Standards Board Statement No.
106. ALLTEL's determination shall be conclusive. Any tax consequences of providing the retiree medical benefits described in this Section 4.7 shall be the responsibility of the Executive, except as may otherwise be provided in
Section 7 (Excise Taxes).

         4.8. Perquisites. During the term of the Executive's employment under this Agreement, ALLTEL shall provide to or cause to be provided by one of the ALLTEL Group members to the Executive, at the cost of the ALLTEL Group, perquisites substantially equivalent to those which other senior executives of ALLTEL are entitled to receive.

         4.9. Right to Change Plans. Nothing herein shall require the ALLTEL Group to institute, maintain, or refrain from changing, amending, reducing, or discontinuing any benefit plan, program, or perquisite available to senior executives, so long as Executive is not treated less favorably than senior executives of ALLTEL generally.

         4.10. Effect on Other Arrangements. Nothing herein shall require any payment to the Executive provided for under this Agreement to be taken into account under any employee benefit plans or other arrangements in which the Executive participates, and any such payment(s) shall be taken into account only to the extent, if any, expressly provided for under the terms of those plans as amended from time to time or other arrangements as amended from time to time.

Section 5.  Expenses

         ALLTEL shall pay or reimburse, or cause one of the other members of the ALLTEL Group to pay or reimburse, the Executive, in accordance with the ALLTEL

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Group's policies and procedures applicable to senior executives of ALLTEL generally, for all ordinary and necessary business expenses which the Executive incurs during the term of his employment under this Agreement including, but not limited to, travel, entertainment, trade association dues and subscriptions, and all dues, fees, and expenses associated with membership in appropriate trade, business, and civic associations and societies where the Executive's participation is in the best interests of the ALLTEL Group. Subject to modification by ALLTEL's Board, ALLTEL's Compensation Committee, or ALLTEL's Chief Executive Officer, membership in trade, business, and civic associations and societies maintained by the Executive on August 1, 1998 shall be deemed appropriate.

Section 6.  Employment Terminations

         6.1. Termination by Reason of Expiration of Term. In the event the Executive's employment under this Agreement terminates by reason of expiration of the term hereof on June 30, 2000, ALLTEL shall pay or cause another member of the ALLTEL Group to pay to the Executive, in full satisfaction of the amounts due under Section 4 (Compensation), (i) his full base salary, at the rate then in effect as provided in Section 4.1 (Base Salary), through the date of termination and (ii) all other compensation and benefits to which the Executive has a vested right at that time, including but not limited to, any benefits provided for under this Agreement to the extent vested. Such base salary and any other amounts to be paid a single cash sum shall be paid in a single lump sum within 30 days following the Executive's termination of employment (except as otherwise required by ERISA or the terms of any applicable employee benefit plan).

         6.2. Termination Due to Death. In the event of the death of the Executive while employed under and during the term of this Agreement, ALLTEL shall pay or cause another member of the ALLTEL Group to pay to the Executive's Beneficiary, in full satisfaction of the amounts due under Section 4 (Compensation), (i) the Executive's full base salary, at the rate then in effect as provided in Section 4.1 (Base Salary), earned through the date of death, (ii) a prorated incentive equal to the full annual incentive payment that would have been made pursuant to Section 4.2 (Short-Term Incentives) for the year in which death occurred, assuming the achievement of preestablished performance goals at the target level, multiplied by a fraction, the numerator of which is the number of calendar months (counting a partial calendar month as a full month) that have elapsed (in the calendar year in which the Executive's death occurs) prior to the Executive's death, and the denominator of which is twelve, (iii) a prorated incentive equal to the full incentive payment that would have been made pursuant to Section 4.3 (Long-Term Incentives) for the plan cycle ending in the year in which death occurred, assuming the achievement of preestablished performance goals at the target level, multiplied by a fraction, the numerator of which is the number of calendar months (counting a partial calendar month as a full month) that have elapsed from the beginning of the plan cycle prior to the Executive's death, and the denominator of which is 36, and (iv) all other compensation and benefits to which the Executive had a vested right at his death, including but not limited to, any benefits provided for under this Agreement to the extent vested. Not in limitation of the other provisions contained in this Agreement, if the Executive dies prior to August 1, 1999, neither the Company nor ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 bonus payment provided for under Section 4.4 (Bonuses). Not in limitation of the other provisions contained in this

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Agreement, if the Executive dies prior to June 30, 2000, neither the Company nor
ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 consulting fee provided for under Section 8 (Consulting Services). Such base salary, prorated incentive, and any other amounts to be paid as a single cash sum shall be paid in a single lump sum within 30 days after the Executive's death (except as otherwise required by ERISA or the terms of any applicable employee benefit plan).

         Except where otherwise required by ERISA or the terms of an applicable employee benefit plan, the Executive's Beneficiary with respect to each payment shall be the person so designated by the Executive in writing provided to the Company or ALLTEL prior to his death. Subject to such exception, in the absence of such written beneficiary designation, the Executive's Beneficiary shall be his surviving spouse, or if he has no surviving spouse, his estate.

         6.3. Termination Due to Disability. In the event the Executive becomes Disabled during the term of this Agreement, ALLTEL may terminate or cause to be terminated the Executive's employment under this Agreement by written notice from ALLTEL's Board or ALLTEL's Compensation Committee to the Executive of the termination of the Executive's employment for Disability in accordance with this
Section 6.3 given at least 30 calendar days prior to the effective date of such termination.

         A termination for Disability shall become effective upon the end of the 30 day notice period. Upon the effective date of the Executive's termination of employment on account of Disability, ALLTEL shall pay or cause another member of the ALLTEL Group to pay to the Executive, in full satisfaction of the amounts due under Section 4 (Compensation), (i) his full base salary, at the rate then in effect as provided in Section 4.1 (Base Salary), earned through the date of termination, (ii) a prorated incentive equal to the full annual incentive payment that would have been made pursuant to Section 4.2 (Short-Term Incentives) for the year in which termination on account of Disability occurred, assuming achievement of preestablished performance goals at the target level, multiplied by a fraction, the numerator of which is the number of calendar months (counting a partial calendar month as a full month) that have elapsed (in the calendar year in which the Executive's termination of employment for Disability occurs) prior to the Executive's termination of employment for Disability, and the denominator of which is twelve, (iii) a prorated incentive equal to the full incentive payment that would have been made pursuant to
Section 4.3 (Long-Term Incentives) for the plan cycle ending in the year in which termination of employment for Disability occurred, assuming the achievement of preestablished performance goals at the target level, multiplied by a fraction, the numerator of which is the number of calendar months (counting a partial calendar month as a full month) that have elapsed from the beginning of the plan cycle prior to the Executive's termination of employment for Disability, and the denominator of which is 36, and (iv) all other compensation and benefits to which the Executive has a vested right at his termination of employment due to Disability, including but not limited to, any benefits provided for under this Agreement to the extent vested. Not in limitation of the other provisions contained in this Agreement, if the Executive's employment with the ALLTEL Group terminates for Disability prior to August 1, 1999, neither the Company or ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 bonus payment provided for under Section 4.4 (Bonuses). Not in limitation of the other provisions contained in this Agreement, if the Executive's employment with the ALLTEL Group terminates for Disability prior to

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

June 30, 2000, neither the Company nor ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 consulting fee provided for under
Section 8 (Consulting Services). Such base salary, prorated incentive, and any other amounts to be paid as a single cash sum shall be paid in a single lump sum within 30 days of the Executive's termination of employment for Disability (except as otherwise required by ERISA or the terms of any applicable employee benefit plan).

         The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of his usual duties as contemplated by Section 2 (Position and Responsibilities), such Disability to be determined by ALLTEL's Board or ALLTEL's Compensation Committee upon receipt of and in reliance on competent medical advice from one or more individuals, selected by ALLTEL's Board or ALLTEL's Compensation Committee, who are qualified to give such professional medical advice. In all cases for ALLTEL's Board or ALLTEL's Compensation Committee to make a termination for Disability hereunder, such "Disability" must be of the type that would, with the lapse of time, qualify for benefits under any long-term disability program of the ALLTEL Group applicable to senior executives of the Company or ALLTEL.

         It is expressly understood that the Disability of the Executive for a period of 90 calendar days or less in the aggregate during any period of 12 consecutive months, in the absence of any reasonable expectation that the Executive's Disability will exist for more than 90 calendar days, shall not constitute a failure by the Executive to perform his duties hereunder and shall not be deemed a breach or default and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement.

         6.4. Termination by ALLTEL Other Than for Cause. ALLTEL may terminate or cause to be terminated the Executive's employment under this Agreement other than for "Cause" (as defined in Section 6.7 (Termination for Cause)) at any time (for any reason other than death or Disability) by written notice from ALLTEL's Chief Executive Officer to the Executive specifying the effective date of termination.

         Upon a termination under this Section 6.4, or upon a termination by the Executive under Section 6.5 (Termination by the Executive for Good Reason), ALLTEL shall pay or cause another member of the ALLTEL Group to pay to the Executive and provide the Executive with the following, in full satisfaction of the amounts due under Section 4 (Compensation) and Section 8 (Consulting Services):

                  (a) A lump-sum cash amount equal to the Executive's unpaid base salary, annual incentive in accordance with Section 4.2 (Short-Term Incentives) for the year prior to the year in which termination occurred (to the extent not yet paid at the time of such termination), long-term incentive in accordance with Section 4.3 (Long-Term Incentives) for any plan cycle ended prior to the year in which termination occurred (to the extent not yet paid at

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

                           the time of such termination), accrued vacation pay, unreimbursed business expenses, and all other items earned by the Executive through and including the effective date of termination (to the extent not yet paid at the time of such termination), in full satisfaction for these amounts owed to the Executive, which shall be paid upon the effective date of the termination of employment;

                  (b)      Full annual incentive payment(s) in accordance with
                           Section 4.2 (Short-Term Incentives) for any year ending during or after the year in which termination occurred and prior to January 1, 2000, assuming the achievement of the performance goal(s) at the target level, which shall be paid at the time such payment(s) otherwise would have been paid in the absence of the termination of employment;

                  (c) Full long-term incentive payment(s) in accordance with Section 4.3 (Long-Term Incentives) for any plan cycle ending during or after the year in which termination occurred and prior to January 1, 2000, assuming achievement of the performance goal(s) at the target level, which shall be paid at the time such payment(s) otherwise would have been paid in the absence of the termination of employment;

                  (d) The remainder of the base salary that otherwise would have been payable to Executive hereunder through June 30, 2000 had such termination not occurred during the term of Agreement, which shall be paid upon the effective date of the termination of employment;

                  (e)      The bonuses to Executive provided for under Section
                           4.4 (Bonuses), to the extent not yet paid at the time of such termination, which shall be paid upon the effective date of the termination of employment;

                  (f)      The $2,000,000 consulting fee provided for under
                           Section 8 (Consulting Services), which shall be paid upon the effective date of the termination of employment;

                  (g) All other compensation and benefits to which the Executive has a vested right at that time, which shall be paid upon the effective date of the termination of employment, except to the extent the Executive elects to receive payment of such compensation or benefits at a later date, including but not limited to, retiree medical benefits under
                           Section 4.7 (Retiree Medical Benefits); and

the Company or ALLTEL shall also immediately make the Additional Supplemental Retirement Credit to Executive's Supplemental Retirement Account and the corresponding rabbi trust contribution provided for under Section 4.5 (Supplemental Retirement Benefits), to the extent not yet made.

                                      -11

         Any amounts or benefits or credits provided under this Section 6.4 shall be in lieu of all other benefits provided to the Executive under the provisions of this Agreement, excepting only those benefits provided under
Section 7 (Excise Taxes).

         6.5. Termination by the Executive for Good Reason. The Executive may terminate this Agreement for Good Reason by giving ALLTEL's Board 30 calendar days' written notice of such intent to terminate for Good Reason, which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. "Good Reason" shall mean, without the Executive's prior written consent, the occurrence of any one or more of the following:

         (i) The assignment to the Executive of any duties materially and adversely inconsistent in any respect with the Executive's position (including status, offices, title, and reporting requirements), authorities, duties, or other responsibilities as contemplated by Section 2 (Position and Responsibilities), or any other action of the ALLTEL Group, which results in a material adverse change in such position, authority, duties, or responsibilities, that is not remedied by the Company or ALLTEL promptly after receipt of written notice thereof given by the Executive to ALLTEL's Board.

         (ii) A required relocation of the Executive's principal office to an area outside of the Little Rock, Arkansas metropolitan area.

         (iii) A material reduction or elimination of any component of the Executive's compensation (other than reduction or elimination resulting from the failure to meet performance goals under any incentive programs) as provided for in Section 4 (Compensation), other than as permitted under that Section.

         (iv) A material breach by the Company or ALLTEL, as the case may be, of any provision of this Agreement that is not remedied by the Company or ALLTEL promptly after receipt of written notice thereof given by the Executive to ALLTEL's Board.

         Upon the lapse of the 30 calendar day notice period, the Good Reason termination shall take effect and the Executive's obligation to be employed, and the obligations to employ the Executive, under the terms of this Agreement shall terminate simultaneously. For purposes of determining the rights and obligations of the parties under this Agreement upon any such termination, the termination shall be treated as if it were a termination other than for Cause under Section
6.4 (Termination by ALLTEL Other Than for Cause).

         6.6. Voluntary Termination by the Executive Other Than for Good Reason. The Executive may terminate this Agreement at any time other than for Good Reason (as defined in Section 6.5 (Termination by the Executive for Good Reason)) by giving ALLTEL's Board written notice of intent to terminate,

                                      -12-
delivered at least 90 calendar days prior to the effective date of such termination (such period not to include vacation). The termination automatically shall become effective upon the expiration of the notice period.

         Upon the effective date of such termination by the Executive other than for Good Reason, the Company or ALLTEL, as the case may be, shall pay to the Executive, in full satisfaction of the amounts due under Section 4 (Compensation), his full base salary, at the rate then in effect as provided in
Section 4.1 (Base Salary), earned through the effective date of termination (but no incentive payments pursuant to Section 4.2 (Short-Term Incentives) or Section
4.3 (Long-Term Incentives) for any incentive period not previously ended, plus all other compensation and benefits to which the Executive has a vested right at the effective date of such termination. Not in limitation of the other provisions contained in this Agreement, if the Executive terminates employment under this Section 6.6 prior to August 1, 1999, neither the Company nor ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 bonus payment provided for under Section 4.4 (Bonuses). Not in limitation of the other provisions contained in this Agreement, if the Executive terminates employment under this Section 6.6 prior to June 30, 2000, neither the Company nor ALLTEL nor any other member of ALLTEL Group shall be obligated to make the Additional Supplemental Retirement Credit to the Executive's Supplemental Retirement Account or the corresponding rabbi trust contribution provided for under Section 4.5 (Supplemental Retirement Benefits) or to pay the $2,000,000 consulting fee provided for under Section 8 (Consulting Services).

         6.7. Termination for Cause. Nothing in this Agreement shall be construed to prevent ALLTEL's Board from terminating or causing to be terminated the Executive's employment under this Agreement for "Cause." Upon the effective date of a termination for Cause, ALLTEL shall pay or cause another member of the ALLTEL Group to pay to the Executive his full base salary, at the rate then in effect as provided in Section 4.1 (Base Salary), earned through the effective date of such termination for Cause. The Executive shall not be paid any incentive payments pursuant to Section 4.2 (Short-Term Incentives) or Section
4.3 (Long-Term Incentives) for any incentive period ending during or after the year in which the effective date of the termination for Cause occurs. The Executive shall be entitled to all other accrued compensation and accrued benefits to which the Executive has a vested right at that time. The foregoing payments shall be in full satisfaction of all amounts due under Section 4 (Compensation). Not in limitation of the other provisions contained in this Agreement, if the Executive's employment is terminated for Cause prior to August 1, 1999, neither the Company nor ALLTEL nor any other member of the ALLTEL Group shall be obligated to pay the $2,000,000 bonus payment provided for under Section 4.4 (Bonuses). Not in limitation of the other provisions contained in this Agreement, if the Executive's employment is terminated for Cause prior to June 30, 2000, neither the Company nor ALLTEL nor any other member of the ALLTEL Group shall be obligated to make the Additional Supplemental Retirement Credit to the Executive's Supplemental Retirement Account or the corresponding rabbi trust contribution provided for under Section 4.5 (Supplemental Retirement Benefits) or to pay the $2,000,000 consulting fee provided for under Section 8 (Consulting Services).

         "Cause" shall be determined by ALLTEL's Board in the exercise of good faith and reasonable judgment, and shall be defined as: (i) the Executive's

                                      -13-
conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the ALLTEL Group, or (ii) a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the ALLTEL Group, which causes material harm, financial or otherwise, to the ALLTEL Group, (iii) the consistent gross neglect of duties, or wanton negligence by the Executive in the performance of his duties hereunder; or (iv) the material breach by the Executive of the terms of this Agreement.

         A termination of Executive's employment shall not be deemed to be for Cause unless each of the following conditions is satisfied:

         (i) Written notice is provided to the Executive not less than 15 days prior to the date of termination setting forth the intention of the ALLTEL Group to consider terminating the Executive, including a statement of the intended date of termination and a detailed description of the specific facts believed to constitute Cause;

         (ii) None of the acts or omissions of the Executive that ALLTEL's Board believes to constitute Cause shall have occurred more than 12 months before the earliest date on which any member of ALLTEL's Board who is not a party to the act or omission, knew or should have known of such act or omission;

         (iii) The Executive is offered an opportunity to respond to such statement by appearing in person, together with the Executive's legal counsel, before ALLTEL's Board prior to the date of termination;

         (iv) By the affirmative vote of at least 75 percent of the non-employee members of ALLTEL's Board present at the Board meeting at which the determination is made, ALLTEL's Board determines that the specified actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and

         (v) ALLTEL provides the Executive a copy of ALLTEL's Board's written determination setting forth in full specificity the basis of such termination for Cause.

         By determination of ALLTEL's Board, ALLTEL (and any other member of the ALLTEL Group then employing the Executive) may suspend the Executive from his duties for a period of up to 30 days with full pay and benefits hereunder during the period of time in which ALLTEL's Board is making a determination as to whether to terminate the Executive for Cause. Any purported termination for Cause which does not satisfy each substantive and procedural requirement of this definition shall be treated for all purposes under this Agreement as a termination of the Executive's employment under Section 6.4 (Termination by ALLTEL Other Than for Cause).

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                                      101

         6.8.  Protective Covenants By The Executive

         (i) Return of Property. Within five days after the date of termination of the Executive's employment under this Agreement, the Executive shall deliver to ALLTEL all of the ALLTEL Group's property in his possession, custody or control, including, without limitation, all keys and credit cards, all computers and fax machines, and all files, documents, data and information in any medium relating in any way to the ALLTEL Group or its employees, suppliers, customers or business.

         (ii) Non-Disclosure. The Executive acknowledges that in the course of his employment with the ALLTEL Group he has had and will have access to confidential information and trade secrets proprietary to ALLTEL Group, including but not limited to, information relating to the ALLTEL Group's products, suppliers, and customers, the sources, nature, processes, costs and prices of the ALLTEL Group's products, the names, addresses, contact persons, purchasing and sales histories, and preference of the ALLTEL Group's suppliers and customers, the ALLTEL Group's business plans and strategies, and the names and addresses of, amounts of compensation paid to, and the trading and sales performance of the ALLTEL Group's employees and agents, not including any information that becomes publicly available otherwise than as a result of a disclosure by the Executive in breach of this covenant (hereinafter referred to as the "Confidential Information"). The Executive further acknowledges that the Confidential Information is proprietary to the ALLTEL Group, that the unauthorized disclosure of any of the Confidential Information to any person or entity will result in immediate and irreparable competitive injury to the ALLTEL Group, and that such injury cannot adequately be remedied by an award of monetary damages. Accordingly, the Executive shall, during the term of his employment with the ALLTEL Group and during the first 36 months immediately following the calendar month in which occurs his termination of employment under this Agreement, not disclose any Confidential Information to any person or entity other than any person or entity reasonably believed by the Executive to be properly authorized by ALLTEL to receive the information, without the prior written permission of ALLTEL's Chief Executive Officer.

         (iii) Non-Interference. The Executive shall not during the term of his employment with the ALLTEL Group and during the first 60 calendar months immediately following the calendar month in which occurs his termination of employment under this Agreement employ, or assist any person or entity in employing, any employee of any member of the ALLTEL Group. The Executive shall not during the term of his employment with the ALLTEL Group and during the first 60 calendar months immediately following the calendar month in which occurs his termination of employment under this Agreement solicit, or assist any person or entity to solicit, any employee of any member of the ALLTEL Group to leave the ALLTEL Group's employment or to become employed by any entity that is not a member of the ALLTEL Group. The provisions of this Section 6.8(iv) shall not, however, apply with respect to any person who was an employee of the Company prior to August 1, 1998 and whose employment with the ALLTEL Group has been involuntarily terminated by the ALLTEL Group or who, on or before August 1, 1998, had indicated the intent not to remain in the employ of the ALLTEL Group on a long-term basis.

                                      -15-

         (iv) Non-Competition. The Executive shall not during the term of his employment with the ALLTEL Group and during the first 60 calendar months immediately following the calendar month in which occurs his termination of employment under this Agreement (hereinafter referred to as the "Non-Competition Period"), directly or indirectly (whether as an officer, director, employee, sales representative, agent, principal, proprietor, consultant, advisor, partner, lender, investor or otherwise) engage in, assist or have any interest in any person, firm, entity, business or enterprise that (1) is engaged in any aspect of the communications or telecommunications business or industry in which any member of the ALLTEL Group is engaged as a material portion of its business as of the date of the Executive's termination of employment under this Agreement, (2) is engaged in any aspect of the information or data processing management, outsourcing services or application software business or industry in which any member of the ALLTEL Group is engaged as a material portion of its business as of the date of the Executive's termination of employment under this Agreement, or (3) is engaged in any other business in which any member of the ALLTEL Group is engaged as a material portion of its business as of the date of the Executive's termination of employment under this Agreement; except that the foregoing provisions of this paragraph (iv) shall not prevent the Executive from
(1) owning, solely for investment purposes, up to five percent of the issued and outstanding capital stock of any publicly traded company, or (2) serving on the board of directors of any other company that the Chief Executive Officer of ALLTEL approves, which approval shall not be unreasonably withheld.

         (v) Harmful Statements. The Executive shall not disseminate any information or make any statements, whether written, oral or otherwise, that are negative, disparaging or critical of any member of ALLTEL Group or its business or operations or that place any member of the ALLTEL Group or its business or operations in a bad light, except to the extent reasonably necessary to enforce the terms of this Agreement or as otherwise required by applicable law. Subject to the Executive's compliance with the terms of this Agreement, ALLTEL shall not, and shall cause each other member of the ALLTEL Group to not, disseminate any information or make any statements, whether written, oral or otherwise, that are negative, disparaging or critical of the Executive or that place the Executive in a bad light, except to the extent reasonably necessary to enforce the terms of this Agreement or as otherwise required by applicable law.

         (vi) Resignations. Within five days after the termination of his employment under this Agreement, the Executive shall execute and deliver to the Chief Executive Officer of ALLTEL such resignations as a director and officer of ALLTEL and any other members of the ALLTEL Group, in such form, as may be reasonably requested by ALLTEL's Chief Executive Officer.

         (vii) Challenge to Validity. The Executive shall not commence any action, suit or proceeding to invalidate or limit the enforceability of any of the covenants in this Section 6.8, and the Executive shall not assert, in any action, suit or proceeding against the Executive by any ALLTEL Group member for a breach by the Executive of any of the covenants in this Section 6.8 that any provision of the covenants in this Section 6.8 is invalid or unenforceable in any respect or to any extent, irrespective of the outcome of any such action, suit or proceeding.

                                      -16-

         6.9. Specific Performance; Other Remedies. The Executive acknowledges that each and every covenant contained in Section 6.8 (Protective Covenants By The Executive) (hereinafter referred to as the "Protective Covenants") is reasonable and is necessary to protect the trade secrets, confidential information, and other business interests of the ALLTEL Group and that his compliance with each of the Protective Covenants is necessary to protect the ALLTEL Group from unfair injury. The Executive further acknowledges that a breach of any of the Protective Covenants will result in irreparable and continuing harm and damage to the ALLTEL Group for which there will be no adequate remedy at law. In the event of a breach of any of the Protective Covenants, each and every member of the ALLTEL Group shall be entitled to injunctive relief and to such other relief (whether at law or in equity) as a court of competent jurisdiction deems proper in the circumstances, in addition to any other remedy or relief to which any of them may be entitled. Notwithstanding any other provision of this Agreement to the contrary and not in limitation of any other provision of this Agreement, the obligations of each member of the ALLTEL Group under this Agreement set forth below in this Section
6.9 are conditioned upon compliance by the Executive with each of the Protective Covenants, and failure by the Executive to comply with any of the Protective Covenants shall entitle each ALLTEL Group member to forfeit, terminate payment of, and recover immediately from the Executive any of the following that may have been paid to or vested in the Executive: (i) the $1,000,000 and $2,000,000 bonus payments provided for under Section 4.4 (Bonuses), (ii) the $2,000,000 consulting fee provided for under Section 8 (Consulting Services), (iii) all retiree medical benefits provided for under Section 4.7 (Retiree Medical Benefits) paid (or to be paid) from and after the date of the breach, and (iv) that portion of any Supplemental Retirement Benefits under Section 4.5 (Supplemental Retirement Benefits) attributable to the Additional Supplemental Retirement Credit to the Executive's Supplemental Retirement Account provided for under Section 4.5 (Supplemental Retirement Benefits) (including earnings thereon). Notwithstanding the foregoing provisions of this Section 6.9, except as otherwise provided in Section 10.1 (Dispute Resolution), in any action by any member of the ALLTEL Group for breach of any of the Protective Covenants, the Executive shall have no liability for monetary damages (except for the loss of the payments and benefits provided for under the immediately preceding sentence). The Executive acknowledges that the Protective Covenants are a principal inducement for the willingness of ALLTEL and the Company to enter into this Agreement and make the payments and provide the benefits to the Executive under this Agreement and that ALLTEL, the Company, and the Executive intend the Protective Covenants to be binding upon and enforceable against the Executive in accordance with their terms, notwithstanding any common or statutory law to the contrary. The Executive acknowledges that any forfeiture resulting under the provisions of this Agreement is reasonably related and proportional to the harm that the ALLTEL Group would sustain if he were to violate any of the Protective Covenants.

Section 7.  Excise Taxes

                  (i) If any portion of the amount of any payment or benefit heretofore or hereafter provided under this Agreement, or the Prior Agreement, or under any other agreement with or plan of the Company or an ALLTEL Group Member, including, but not limited to, stock options, restricted stock, and other long-term incentives (each a "Payment") would constitute an "Excess Parachute Payment" in connection with the "Change in Control" of the Company (as defined in the Prior Agreement) that occurred on June 23, 1998 in connection with the Merger Agreement,

                                      -17-
         such that an excise tax is triggered under Section 4999 of the Code in respect of such amounts, then ALLTEL shall pay or cause Company to pay to Executive, in cash, an additional amount equal to such excise tax and any interest or penalties incurred by Executive with respect thereto (collectively, "Excise Tax"), together with any federal and state income, employment and other excise taxes payable by Executive in respect of such payment (and to cover the resulting income, employment, and other excise taxes resulting from each successive payment, and so on as necessary to completely offset the Excise Tax impact) (a"Gross-Up Payment"). For this purpose, Executive shall be deemed to be subject to the highest marginal rate of federal and state taxes.

                  (ii) Subject to the provisions of this Section 7(ii), all determinations required to be made under this Section 7(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm reasonably acceptable to ALLTEL designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to ALLTEL and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by ALLTEL. All fees and expenses of the Accounting Firm shall be borne solely by ALLTEL. Any Gross-Up Payment, as determined in accordance with this Section 7(ii), shall be paid by the Company or ALLTEL to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon ALLTEL, the Company, and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event ALLTEL exhausts ALLTEL's remedies in accordance with Section 7(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company or ALLTEL to or for the benefit of Executive.

                 (iii) The Executive shall notify ALLTEL in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Company or ALLTEL). The notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of the claim and shall apprise ALLTEL of the nature of the claim and the date on which the claim is requested to be paid. The Executive shall not pay the claim prior to the expiration of the 30-day period following the date on which the Executive gives notice to ALLTEL or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If ALLTEL notifies the Executive in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Executive shall:

                                      -18-

                           (a) give ALLTEL any information reasonably requested
                  by ALLTEL relating to the claim;

                           (b) take any action in connection with contesting the
                  claim as ALLTEL shall reasonably request in writing from time to time, including, but not limited to, accepting legal representation with respect to the claim by an attorney reasonably selected by ALLTEL;

                           (c) cooperate with the ALLTEL Group in good faith in
                  order effectively to contest the claim; and

                           (d) permit any member of the ALLTEL Group to
                  participate in any proceedings relating to the claim.

         The Company or ALLTEL shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 7(iii), one or more members of the ALLTEL Group shall control all proceedings taken in connection with the contest and, at its or their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its or their sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive shall prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as ALLTEL shall determine. If ALLTEL directs the Executive to pay the claim and sue for a refund, the Company or ALLTEL shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The ALLTEL Group's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company or ALLTEL pursuant to this Section 7(iii), the Executive becomes entitled to receive any refund with respect to the claim, the Executive shall, subject to the Company's or ALLTEL's compliance with the requirements of this Section 7(iii), promptly pay to the Company or ALLTEL the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company or ALLTEL pursuant to this Section 7(iii), a determination is made that the Executive shall not be entitled to any refund with respect to the claim and ALLTEL does not notify the Executive in writing of its intent to contest the denial of refund prior to the expiration of 30 days after

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

         the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  (iv)  Without limitation of the foregoing provisions of this
         Section 7, the Executive, the Company, and ALLTEL shall each use their reasonable best efforts to cooperate with each other in resolving any matter arising under this Section 7.

Section 8.  Consulting Services

         Except as otherwise provided in this Agreement, if the Executive's employment hereunder has not terminated prior to June 30, 2000, or, at the option of ALLTEL, if Executive's employment hereunder has terminated prior to June 30, 2000 pursuant to Section 6.4 (Termination by ALLTEL Other Than for Cause), Section 6.5 (Termination by the Executive for Good Reason), or Section
6.6 (Voluntary Termination by the Executive Other Than for Good Reason), ALLTEL shall engage the Executive as a consultant for a one-year term commencing July 1, 2000 and ending June 30, 2001 (hereinafter referred to as the "Consulting Term"), and, subject to the provisions contained in this Section 8, the Executive shall accept such engagement. In addition to the foregoing, the following provisions shall govern the performance of Executive's engagement as a consultant.

                  (i) During the Consulting Term, the Executive shall provide the ALLTEL Group with such consulting services appropriate to his experience and expertise regarding the ALLTEL Group's business as are reasonably requested by ALLTEL's Chief Executive Officer. The Executive shall not, however, be required to provide consulting services for more than 80 hours per calendar month. The Executive shall remain free to undertake other consulting assignments and employment or business activities with other third parties (subject to the provisions of Section 6.8 (Protective Covenants By the Executive)) if those activities are not in conflict with the Executive's duties or obligations under this Section 8.

                  (ii) The Executive shall provide such consulting services as an independent contractor (and not as an employee or agent of any member of the ALLTEL Group) and the Executive shall not have any right or authority to commit or bind any member of the ALLTEL Group in any way. Without limitation of the immediately preceding sentence, no member of the ALLTEL Group shall direct or control the Executive in the performance of the consulting services provided to the ALLTEL Group. The consulting services shall be provided at commercially reasonable times and locations, both to be mutually agreed upon between the Executive and ALLTEL's Chief Executive Officer. The ALLTEL Group shall provide the Executive with reasonable support to facilitate the Executive's performance of the consulting services.

                 (iii) In consideration of the consulting services to be provided under this Section 8, ALLTEL shall pay the Executive the sum

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

         of $2,000,000 within five business days following June 30, 2000, unless that amount has previously been paid to the Executive in accordance with Section 6.4 (Termination by ALLTEL Other Than for Cause) or
         Section 6.5 (Termination by the Executive for Good Reason). This payment shall be the sole consideration to be paid by any member of the ALLTEL Group for the Executive's services as a consultant, and the Executive shall not have or accrue with respect to the consulting services any entitlement to ALLTEL Group employee compensation or benefits, including but not limited to, unemployment compensation, health benefits, retirement benefits, severance benefits, insurance, profit sharing, vacation, workers' compensation, sick leave, disability leave, and paid holidays.

                  (iv) The ALLTEL Group shall compensate the Executive for his reasonable travel, food, and lodging expenses related to those consulting services, upon proper invoice therefor, but only to the extent those expenses have been approved by ALLTEL's Chief Executive Officer prior to being incurred. If the Executive performs consulting services at the request of ALLTEL's Chief Executive Officer that necessitate the Executive incurring expenses in connection therewith not described in the immediately preceding sentence, not including travel, food, or lodging expenses, ALLTEL shall reimburse the Executive upon proper invoice therefor, but only to the extent that such expenses have been approved by ALLTEL's Chief Executive Officer prior to being incurred.

                  (v) Where required by law, one or more members of the ALLTEL Group shall report amounts paid by a member or members of the ALLTEL Group to the Executive for consulting services on IRS Form 1099 (or its successor or equivalent). The Executive shall retain all responsibility and liability for taxes, including but not limited to, income taxes and Social Security/Medicare taxes on amounts paid to the Executive under this Section 8, excepting only those benefits provided by Section 7 (Excise Taxes). The Executive shall retain all responsibility for compliance with laws pertaining to self-employment, including without limitation, laws relating to workers' compensation, with respect to consulting services under this Section 8.

                  (vi)  The provisions of Section 6.8(iii) (Non-Disclosure) And
         Section 6.9 (Specific Performance; Other Remedies) with respect thereto shall apply in respect of the Consulting Term in the same manner as they apply during the Executive's employment with the ALLTEL Group.

Section 9.  Assignment

         9.1. Assignment by the Company and ALLTEL. This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by the Company and ALLTEL and their respective successors. Any such successor shall be deemed to be the Company or ALLTEL, as the case may be, for all purposes of this Agreement. As used in this Agreement, the term "successor" shall mean any surviving corporation in a merger or consolidation, or any person, corporation, partnership, or other business entity which, whether by purchase or otherwise, acquires all or substantially all of the assets of the Company or ALLTEL, as the case may be. Notwithstanding such assignment, the Company or ALLTEL, as the case

                                      -21-
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

may be, shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

         The Company or ALLTEL, as the case may be, shall require any successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or ALLTEL, as the case may be, would be required to perform if no such succession where to take place.

         Except as provided in this Section 9.1, this Agreement may not be assigned by the Company or ALLTEL.

         9.2. Assignment by the Executive. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's Beneficiary, determined in accordance with
Section 6.2 (Termination Due to Death).

Section 10.  Dispute Resolution and Notice

        10.1. Dispute Resolution. The Executive shall have the right and option to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by arbitration.

         If arbitration is selected, such proceeding shall be conducted before a panel of three arbitrators sitting in the Little Rock, Arkansas Metropolitan Area in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

         Except as otherwise provided in this Section 10.1, all expenses of such litigation or arbitration including, but not limited to, the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be borne by the Company or ALLTEL, whether or not the Executive prevails in such litigation or arbitration. The Company or ALLTEL shall pay (or reimburse the Executive for) such fees and expenses on a monthly basis within ten days after the Executive's submission of a written request for payment or reimbursement, as applicable, together with reasonable evidence that the fees and expenses were incurred. If the Executive does not prevail (after exhaustion of all available judicial or arbitral remedies, as applicable), and a court of competent jurisdiction decides that the Executive had no reasonable basis for bringing an action or arbitration hereunder or lacked good faith in doing so, no further reimbursement for legal fees and expenses shall be due to the Executive, and the Executive shall repay the Company or ALLTEL for any amounts previously paid by it hereunder pursuant to this Section 10.1. With respect to any dispute regarding the provisions of Section 6.8 (Protective

                                      -22-
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

Covenants by the Executive) or Section 6.9 (Specific Performance; Other Remedies), if the Executive does not prevail (after exhaustion of all available judicial or arbitral remedies, as applicable), no further reimbursement for legal fees and expenses shall be due to the Executive, and the Executive shall repay the Company or ALLTEL for any amounts previously paid by it hereunder pursuant to this Section 10.1 in respect of such dispute.

         10.2. Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with ALLTEL or, in the case of the Company or ALLTEL, to ALLTEL's Board, or ALLTEL's Compensation Committee, at ALLTEL's principal corporate executive offices.

Section 11.  Miscellaneous

         11.1. Entire Agreement. Except as otherwise expressly provided herein with respect to the Prior Agreement, this Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company or ALLTEL, with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto.

         11.2. Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended, or any provision of this Agreement waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives. No waiver by any party to this Agreement at any time of any breach by any party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11.3. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect. In the event any provision of this Agreement is held unenforceable, such provision shall be reformed so as to be enforced to the maximum extent possible, and if it is determined that it is not possible to reform any such provision of this Agreement, such provision shall be severed from this Agreement and the remainder of this Agreement shall be enforced to the full extent permitted by law.

         11.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         11.5. Withholding. Any member of the ALLTEL Group may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes or payments as may be required pursuant to any law or governmental regulation or ruling or as may be expressly authorized by the Executive to be withheld, deducted or reduced from those amounts.

                                      -23-

         11.6. Assumption by ALLTEL. ALLTEL has assumed and agreed to perform the Company's obligations under this Agreement. ALLTEL shall be entitled to take any and all action with respect to this Agreement that could be taken by the Company pursuant to this Agreement, and the Executive shall be bound thereby to the same extent as though such action (or inaction) had been by the Company. ALLTEL shall also be entitled to have the Company take any action contemplated by this Agreement, other than any action specifically to be taken by ALLTEL's Board, ALLTEL's Compensation Committee, or ALLTEL's Chief Executive Officer, and the Executive shall be bound by any action (or inaction) of the Company taken (or omitted) in accordance with this Agreement.

         11.7. Matters Related to Prior Agreement. None of the provisions contained in the Prior Agreement shall continue to apply in respect of any period subsequent to July 31, 1998, except as otherwise expressly provided herein. Without limitation of the immediately preceding sentence, no event, fact, or circumstance, whenever it occurred or occurs, has been, is, or shall be a "Qualifying Termination" (as defined in the Prior Agreement) for any purpose under the Prior Agreement. The Executive acknowledges and agrees that as of the close of business on July 31, 1998 neither the Company nor ALLTEL was in (anticipatory or other) breach or default of any provision of the Prior Agreement.

Section 12.  Construction

         The provisions of this Agreement have been mutually created with the assistance of counsel for each party, and no provision of this Agreement shall be construed against any party as the drafter thereof. Paragraph and Section titles herein are for ease of reference purposes only and shall not be considered in the construction of this Agreement.

Section 13.  Governing Law

         To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, ALLTEL, the Company, and the Executive have executed this Agreement as of the date first above written.

ATTEST                                               ALLTEL CORPORATION



By:/s/Francis X. Frantz                              By:/s/Scott T. Ford
   ------------------------                             ------------------------
   Name:  Francis X. Frantz                             Name:  Scott T. Ford
   Title: Secretary                                     Title: President

                                      -24-

ATTEST                                               360 COMMUNICATIONS
COMPANY


By:/s/Kevin C. Gallagher                             By:/s/Debra L. Ferrari
   ------------------------                             ------------------------
   Name:  Kevin C. Gallagher                            Name:  Debra L. Ferrari
   Title: Secretary                                     Title: SVP - HR




WITNESS                                              DENNIS E. FOSTER


/s/Francis X. Frantz                                 /s/Dennis E. Foster
---------------------------                          --------------------------
Name:  Francis X. Frantz


                                      -25-

                                   EXHIBIT A


     The amount of the annual Supplemental Retirement Credit to the Executive's Supplemental Retirement Account shall be equal to the actuarially computed value necessary to provide an annual replacement beginning at age 65 of 40 percent of the Executive's final annual base salary and target incentive bonus opportunity under Section 4.2 (Short-Term Incentives) and Section 4.3 (Long-Term Incentives) at age 65, for the Executive's expected life (using the 83 GATT mortality table), offset by the age 65 pension benefit provided by the Executive's former employers (i.e., Sprint Corporation, AT&T, and GTE). For purposes of this calculation, it will be assumed that the Executive will retire at age 65, that pay will increase by six percent each year, and that all past and future Supplemental Retirement Credits (including those as defined in and occurring under the Prior Agreement) will be credited with a level eight percent rate of return, regardless of the actual return credited to the Executive's Supplemental Retirement Account (i.e., the Executive will obtain a greater benefit if the amount of earnings credited to his Supplemental Retirement Account pursuant to
Section 4.5 (Supplemental Retirement Benefits) (and under the Prior Agreement) exceeds an annualized eight percent rate of return, and a lower benefit if the amount so credited fails to achieve an annualized eight percent rate of return). This actuarial calculation shall be performed annually for each year (prior to 2000) for which the Supplemental Retirement Credit is to be made in accordance with Section 4.5 (Supplemental Retirement Benefits), substituting actual base salary and target incentive bonus amounts under Section 4.2 (Short-Term Incentives) and Section 4.3 (Long-Term Incentives) for estimated projections as such actual amounts become known, and adjusting the percentage of pay required as an annual funding contribution, such that the percentage of base salary required as an annual funding contribution shall be projected to be the same for all future years (based on the then-available actual historical compensation history and assumed projected increases as set forth above), in the percentage required to produce the 40 percent replacement ratio. The Schedule attached to the Prior Agreement provides the calculation for the initial year of operation.







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